EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement, No. 333-91909 on Form S-8 and No. 333-153639 on Form S-8 of our report dated June 15, 2010, relating to the financial statements of ePlus inc. and subsidiaries appearing in this Annual Report on Form 10-K for the year ended March 31, 2010.

DELOITTE & TOUCHE LLP

McLean, Virginia

June 15, 2010